EX-99.(28)(h)(1)(a)

SMA RELATIONSHIP TRUST

Amended and restated adminstration contract

AMENDMENT NUMBER ONE

THIS AMENDMENT is made as of the 1st day of March 2024, by and between SMA Relationship Trust, a Delaware statutory trust (the “Trust”), and UBS Asset Management (Americas) LLC (formerly known as UBS Asset Management (Americas) Inc.) (“UBS AM”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, the Trust and UBS AM have previously entered into an Administration Contract, dated April 30, 2006, as amended and restated as of September 2, 2021, with respect to Series M, a series of the Trust (the “Contract”);

WHEREAS, UBS AM has converted from a Delaware corporation to a Delaware limited liability company pursuant to Delaware statute, and has changed its name to “UBS Asset Management (Americas) LLC”; and

WHEREAS, the Trust’s Board of Trustees has approved an amendment to the Contract to reflect such conversion;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1.	All references to UBS Asset Management (Americas) Inc. in the Contract are hereby revised to UBS Asset Management (Americas) LLC.

2.	That the first sentence of the first paragraph of the Contract is hereby revised to read as follows: “Contract made as of April 30, 2006, as amended and restated as of September 2, 2021, between SMA RELATIONSHIP TRUST, a Delaware statutory trust (the “Trust”) and UBS ASSET MANAGEMENT (AMERICAS) LLC (formerly known as UBS Asset Management (Americas) Inc.) (“UBS AM”), a Delaware limited liability company.

3.	The parties hereby further agree that no other provisions of the Contract are in any way modified by this Amendment, and that all other provisions of the Contract remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

SMA RELATIONSHIP TRUST		SMA RELATIONSHIP TRUST

By:	/s/ Mark E Carver	By:	/s/ Joanne M. Kilkeary
Name:	Mark E Carver	Name:	Joanne Kilkeary
Title:	President	Title:	Treasurer

UBS ASSET MANAGEMENT (AMERICAS) LLC		UBS ASSET MANAGEMENT (AMERICAS) LLC

By:	/s/ Eric Sanders	By:	/s/ Keith A. Weller
Name:	Eric Sanders	Name:	Keith A. Weller
Title:	Director and Associate General Counsel	Title:	Executive Director and Deputy General Counsel